Assured Guaranty Ltd. Reports Results for Fourth Quarter 2019 and Full Year 2019

GAAP Highlights

•	Net income attributable to Assured Guaranty Ltd. was $137 million, or $1.42 per share(1), for fourth quarter 2019, and $402 million, or $4.00 per share, for FY 2019.

•	Shareholders' equity attributable to Assured Guaranty Ltd. per share was $71.18.

Non-GAAP Highlights

•	Adjusted operating income(2) was $87 million, or $0.90 per share, for fourth quarter 2019, and $391 million, or $3.91 per share, for FY 2019.

•	Adjusted operating shareholders' equity(2) per share and adjusted book value (ABV)(2) per share reached new records at $66.96 and $96.86.

Total Capital Returned to Shareholders

•
Total capital returned to shareholders was $178 million, including share repurchases of $160 million, in fourth quarter 2019. Total capital returned to shareholders was $574 million, including share repurchases of $500 million, or 11.2 million shares, in FY 2019.

•	On February 26, 2020, the Board of Directors authorized an additional $250 million in share repurchases, and an increase in the dividend per share from $0.18 to $0.20.

Insurance Segment(3)

•	Adjusted operating income was $133 million for fourth quarter 2019 and $512 million for FY 2019.

•	Gross written premiums (GWP) were $518 million for fourth quarter 2019, and $677 million for FY 2019, the highest annual direct GWP in 10 years.

•	PVP(4) was $286 million for fourth quarter 2019, and $463 million for FY 2019, the highest annual direct PVP in 10 years.

Asset Management Segment(3)

•	Adjusted operating loss was $10 million for fourth quarter 2019 and FY 2019 including $8 million in after-tax restructuring charges and amortization of intangible assets.

•	Collateralized loan obligations (CLOs) net inflows were $885 million in fourth quarter 2019.

•	Wind-down funds net outflows were $1,297 million in fourth quarter 2019.

Hamilton, Bermuda, February 27, 2020 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended December 31, 2019 (fourth quarter 2019) and the year ended December 31, 2019 (FY 2019).

“In 2019, Assured Guaranty’s diversified insurance strategy - across U.S. public finance, international infrastructure and global structured finance markets - produced by far our best direct PVP result since 2009. We maintained our capital management strategy, bringing our key measures of shareholder value - shareholders’ equity, adjusted operating shareholders’ equity and adjusted book value - to record levels on a per-share basis. And we transformed our corporate profile by acquiring the firm that forms the core of our new asset management platform, Assured Investment Management,” said Dominic Frederico, President and CEO.

(1)	All per share information is based on diluted shares.

(2)
Adjusted operating income, adjusted operating shareholders' equity and adjusted book value were formerly known as "Non-GAAP operating income", "Non-GAAP operating shareholders' equity" and "Non-GAAP adjusted book value", respectively. Please see “Explanation of Non-GAAP Financial Measures.”

(3)
Beginning in fourth quarter 2019, with the acquisition of BlueMountain Capital Management, LLC and expansion into the asset management business, the Company now operates in two distinct operating segments: Insurance and Asset Management. The Company also has a Corporate division; please see "Summary Financial Results" table below. Adjusted operating income is the Company's segment measure.

(4)	Please see “Explanation of Non-GAAP Financial Measures.”

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP Highlights
Net income (loss) attributable to AGL	$137	$88	$402	$521
Net income (loss) attributable to AGL per diluted share	1.42	0.83	4.00	4.68
Weighted average diluted shares	96.1	106.4	100.2	111.3

Adjusted operating income (loss)
Insurance(1)	$133	$129	$512	$582
Asset Management(1)	(10)	—	(10)	—
Corporate	(32)	(34)	(111)	(96)
Other	(4)	(3)	—	(4)
Adjusted operating income (loss)(2)	$87	$92	$391	$482
Adjusted operating income per diluted share(2)	$0.90	$0.87	$3.91	$4.34

	As of
	December 31, 2019		December 31, 2018
	Amount	Per Share	Amount	Per Share

Shareholders' equity attributable to AGL	$6,639	$71.18	$6,555	$63.23
Adjusted operating shareholders' equity(2)	6,246	66.96	6,342	61.17
ABV(2)	9,035	96.86	8,922	86.06

Common Shares Outstanding	93.3		103.7
________________________________________________

(1)	Adjusted operating income (loss) represents the Company's segment measure.

(2)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

Shareholders' equity attributable to AGL increased in FY 2019 primarily due to net income and unrealized gains on available for sale investment securities, offset in part by share repurchases and dividends. Adjusted operating shareholders' equity decreased in FY 2019 primarily due to share repurchases and dividends, partially offset by positive adjusted operating income. ABV increased in FY 2019 primarily due to new business development, partially offset by share repurchases and dividends.

Shareholders' equity attributable to AGL per share, adjusted operating shareholders' equity per share and ABV per share all increased in FY 2019, benefiting from the repurchase of an additional 11.2 million shares in FY 2019.

Insurance Segment

The Insurance segment primarily consists of the Company's domestic and foreign insurance subsidiaries and their wholly owned subsidiaries that provide credit protection products to the United States (U.S.) and international public finance (including infrastructure) and structured finance markets. The Insurance segment also includes the income (loss) from its proportionate equity interest in Assured Investment Management funds. The Insurance segment is presented without giving effect to the consolidation of variable interest entities (VIEs).

Insurance Results
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Net earned premiums and credit derivative revenues	$129	$133	$511	$580
Net investment income	85	99	383	396
Commutation gains (losses)	—	—	1	(16)
Other income (loss)	6	(1)	22	32
Total revenues	220	231	917	992

Expenses
Loss expense	20	24	86	70
Amortization of deferred acquisition costs (DAC)	5	4	18	16
Employee compensation and benefit expenses	32	35	137	134
Other operating expenses	23	21	83	82
Total expenses	80	84	324	302
Equity in net earnings of investees	(1)	1	2	1
Adjusted operating income (loss) before income taxes	139	148	595	691
Provision (benefit) for income taxes	6	19	83	109
Adjusted operating income (loss)	$133	$129	$512	$582

Fourth Quarter

Insurance adjusted operating income for fourth quarter 2019 was $133 million, compared with adjusted operating income of $129 million for the three-month period ended December 31, 2018 (fourth quarter 2018). The increase was mainly due to the following:

•	Loss expense was $20 million in fourth quarter 2019, compared with $24 million in fourth quarter 2018. Loss expense was primarily due to Puerto Rico exposures in both periods.

•
The effective tax rate was 4.5% in fourth quarter 2019, compared with 12.7% in fourth quarter 2018. The lower tax rate was primarily due to a favorable impact of a regulation issued in fourth quarter 2019 related to base erosion and anti-abuse tax.

This was partially offset by lower net investment income, primarily due to a decrease in the average asset balances in the investment portfolio.

Full Year

Insurance adjusted operating income for FY 2019 was $512 million, compared with $582 million for the year ended December 31, 2018 (FY 2018). The decrease was primarily due to the following:

•
Net earned premiums and credit derivative revenues in FY 2019 were $511 million, compared with $580 million in FY 2018. The decline in net earned premiums was due to the scheduled decline in net par outstanding and lower accelerations from refundings and terminations.

•
Loss expense was $86 million in FY 2019, compared with $70 million in FY 2018. The expense in FY 2019 and FY 2018 was mainly related to Puerto Rico exposures, offset in part by benefits in U.S. residential mortgage-backed securities (RMBS) transactions.

•
Net investment income decreased in FY 2019 compared with FY 2018 primarily due to a decrease in the average asset balances in the investment portfolio, which was due, in part, to funds used in connection with the BlueMountain Acquisition and share repurchases.

Economic Loss Development

Fourth Quarter

Net economic loss development in fourth quarter 2019 was primarily due to increased losses for certain Puerto Rico exposures, and an increase in loss and loss adjustment expense (LAE) reserves. This was partially offset by a benefit of $11 million related to U.S. RMBS due to improved performance of the underlying collateral. The economic development attributable to changes in discount rates was a benefit of $7 million for fourth quarter 2019.

Roll Forward of Net Expected Loss to be Paid(1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of September 30, 2019	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2019

Public finance	$548	$15	$(9)	$554
U.S. RMBS	135	(11)	22	146
Other structured finance	35	9	(7)	37
Total	$718	$13	$6	$737
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under accounting principles generally accepted in the United States of America (GAAP).

Full Year

The economic benefit for FY 2019 was $1 million. The economic benefit in U.S. RMBS of $234 million was mainly related to improvement in the performance of second lien U.S. RMBS transactions, and was partially offset by economic loss development in the U.S. public finance sector that related primarily to Puerto Rico exposures. The economic development attributable to changes in discount rates was a benefit of $11 million in FY 2019.

Roll Forward of Net Expected Loss to be Paid
(in millions)

	Net Expected Loss to be Paid (Recovered) as of December 31, 2018	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2019

Public finance	$864	$215	$(525)	$554
U.S. RMBS	293	(234)	87	146
Other structured finance	26	18	(7)	37
Total	$1,183	$(1)	$(445)	$737

New Business Production

GWP relates to both financial guaranty insurance and specialty insurance and reinsurance contracts. Financial guaranty GWP includes amounts collected upfront on new business written, the present value of future premiums on new business written (discounted at risk free rates), as well as the effects of changes in the estimated lives of transactions in the inforce book of business. Specialty insurance and reinsurance GWP is recorded as premiums are due. Credit derivatives are accounted for at fair value and therefore not included in GWP. The non-GAAP measure, PVP, on the other hand, includes upfront premiums and estimated future installments on new business at the time of issuance, discounted at 6%, for all contracts whether in insurance or credit derivative form.

Fourth Quarter

New Business Production
(in millions)

	Quarter Ended December 31,
	2019			2018
	GWP	PVP(1)	Gross Par Written(1)	GWP	PVP(1)	Gross Par Written(1)

Public finance - U.S.	$79	$79	$6,452	$93	$89	$4,555
Public finance - non-U.S.	383	187	5,635	4	3	96
Structured finance - U.S.	53	18	422	(1)	1	25
Structured finance - non-U.S.	3	2	45	—	3	174
Total	$518	$286	$12,554	$96	$96	$4,850
________________________________________________

(1)	PVP and Gross Par Written in the table above are based on "close date," when the transaction settles. Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

The increase in GWP and PVP was attributable to non-U.S. public finance and global structured finance new business. The Company has consistently written new non-U.S. public finance business every quarter since the end of 2015. Non-U.S. public finance gross par written of $5.6 billion represents investment grade par with an average rating of AA-. These results were driven primarily by privately executed, bilateral guarantees on a large number of European sub-sovereign credits, and also included additional premiums upon the conversion of several existing transactions from credit default swaps to financial guaranty insurance contracts, and from a U.K. university housing transaction and a restructuring of a previously insured regulated utility transaction.

Global structured finance GWP and PVP were $56 million and $20 million, respectively, in fourth quarter 2019, including: a refinancing and extension of an existing triple-X life reinsurance transaction resulting in no additional par written, a participation in a new insurance reserve financing transaction, as well as several whole business securitizations and residual value reinsurance policies.

Business activity in the international infrastructure and structured finance sectors is influenced by typically long lead times and therefore may vary from period to period.

In the U.S. public finance sector, Assured Guaranty once again guaranteed the majority of insured par issued.

Full Year

New Business Production
(in millions)

	Year Ended December 31,
	2019			2018
	GWP	PVP(2)	Gross Par Written(2)	GWP(1)	PVP(2)	Gross Par Written(2)

Public finance - U.S.	$198	$201	$16,337	$320	$391	$19,572
Public finance - non-U.S.	417	211	6,347	115	94	3,817
Structured finance - U.S.	57	45	1,581	167	166	902
Structured finance - non-U.S.	5	6	88	10	12	333
Total	$677	$463	$24,353	$612	$663	$24,624
________________________________________________

(1)
FY 2018 GWP includes amounts assumed from Syncora Guarantee Inc. (SGI), in a reinsurance transaction closed on June 1, 2019 (SGI Transaction), as follows: $123 million in U.S. public finance, $50 million in non-U.S. public finance, and $157 million in U.S. structured finance for a total of $330 million.

(2)
Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release. FY 2018 PVP includes amounts assumed in the SGI Transaction as follows: $185 million in U.S. public finance, $50 million in non-U.S. public finance, and $156 million in U.S. structured finance for a total of $391 million.

Excluding amounts assumed in the SGI Transaction in FY 2018, GWP and PVP increased in FY 2019 compared with FY 2018. GWP was $677 million in FY 2019, compared with $282 million in FY 2018 (excluding the SGI Transaction), and PVP was $463 million in FY 2019 compared with $272 million in FY 2018 (excluding the SGI Transaction). FY 2019 GWP and PVP were the highest reported direct new business production since 2009.

In FY 2019 the Company generated non-U.S. public finance GWP of $417 million, representing PVP of $211 million, on $6.3 billion of investment-grade par with an average rating of A+. Excluding the SGI Transaction in FY 2018, GWP and PVP for non-U.S. public finance transactions was $65 million and $44 million, respectively. GWP and PVP in FY 2019 were driven primarily by:

•	privately executed, bilateral guarantees on a large number of European sub-sovereign credits,

•	additional premiums upon the conversion of several existing transactions from credit default swaps to financial guaranty insurance contracts,

•	several U.K financings for the construction of new student accommodations, and

•	debt refinancings including a Spanish solar plant transaction, which was the first insured issuance in Spain since the 2008 financial crisis, and a previously insured regulated utility transaction.

Global structured finance GWP and PVP was also higher in FY 2019 compared with FY 2018 (excluding the SGI Transaction), as the Company wrote insurance on more transactions and par in the collateralized loan obligation, life insurance reserve, and residual value reinsurance asset classes.

In FY 2019, Assured Guaranty once again guaranteed the majority of U.S. public finance insured par issued. FY 2019 U.S. public finance GWP of $198 million was consistent with FY 2018 GWP of $197 million, excluding the SGI Transaction. Similarly, PVP of $201 million in FY 2019 was consistent with PVP of $206 million in FY 2018, excluding the SGI Transaction.

Asset Management Segment

The Asset Management segment, which consists of BlueMountain and its associated entities operating within the Assured Investment Management platform, provides asset management services to outside investors as well as to the Insurance segment.

Asset Management Results
(in millions)

	Quarter Ended	Year Ended
	December 31,	December 31,
	2019	2019
Revenues
Management fees:
CLOs	$3	$3
Opportunity funds	2	2
Wind-down funds	13	13
Total management fees	18	18
Performance fees	4	4
Total asset management fees	22	22
Total revenues	22	22

Expenses
Restructuring expenses	7	7
Amortization of intangible assets	3	3
Employee compensation and benefit expenses	17	17
Other operating expenses	7	7
Total expenses	34	34
Adjusted operating income (loss) before income taxes	(12)	(12)
Provision (benefit) for income taxes	(2)	(2)
Adjusted operating income (loss)	$(10)	$(10)

Fourth Quarter/Full Year

Asset Management adjusted operating loss was $10 million for fourth quarter 2019 and FY 2019, including $7 million of pretax restructuring charges, as Assured Investment Management refocuses on its core strategies and began an orderly wind-down of certain hedge and opportunity funds. It also includes $3 million in pretax amortization related to intangible assets which primarily consist of the fair value of investment management and CLO contracts.

Management fees from CLOs represent the net management fees that Assured Investment Management retains after rebating the portion of such fees pertaining to the CLO equity that is held directly by Assured Investment Management funds. Gross management fees from CLOs, before such rebates, were $11 million for fourth quarter 2019.

Opportunity funds include two opportunity funds, one focused on asset-backed finance and the other on healthcare structured capital, launched in fourth quarter 2019 with capital from the Company's Insurance segment, as well as two established funds in their harvest periods. Management fees from opportunity funds for the quarter are largely driven by fees earned from one of the established opportunity funds. The newly launched funds are expected to start earning management fees in 2020.

Performance fees are derived primarily from two funds currently in wind-down. Distributions to investors in the wind-down funds are expected to continue, at least throughout 2020. Funds that do not hit high-water marks or return hurdles are not eligible to receive performance fees for the year. Performance fees for opportunity funds are recorded when the contractual performance criteria have been met and when it is probable that a significant reversal of revenues will not occur in future reporting periods, which is typically close to the end of the opportunity fund’s life.

Assets Under Management

Assets Under Management
(in millions)

	CLOs	Opportunity Funds	Wind-Down Funds	Total
Rollforward:
Assets under management (AUM), October 1, 2019	$11,844	$923	$5,528	$18,295

Inflows	977	165	—	1,142
Outflows:
Redemptions	—	—	(171)	(171)
Distributions	(92)	(43)	(1,126)	(1,261)
Total outflows	(92)	(43)	(1,297)	(1,432)
Net flows	885	122	(1,297)	(290)
Change in fund value	29	(22)	(185)	(178)
AUM, end of period(1)	$12,758	$1,023	$4,046	$17,827

Funded AUM(2)	$12,721	$796	$3,980	$17,497
Unfunded AUM(2)	37	227	66	330

Fee Earning AUM(2)	$3,438	$695	$3,838	$7,971
Non-Fee Earning AUM(2)	9,320	328	208	9,856
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(1)	Includes $142 million and $49 million of AUM related to intercompany investments in Assured Investment Management opportunity funds and CLO fund, respectively.

(2)	Please see “Definitions” at the end of this press release.

CLOs AUM includes $536 million of CLO equity that is held by various Assured Investment Management funds. This CLO equity corresponds to the majority of the non-fee earning CLO AUM, as Assured Investment Management typically rebates the CLO fees back to Assured Investment Management funds.

Net outflows were $290 million, primarily driven by the return of capital in wind-down funds, which includes funds that are now subject to orderly wind-down and certain funds in their harvest period, partially offset by the issuance of two new CLOs and a CLO fund, as well as the launch of opportunity funds focused on asset-backed finance and healthcare structured capital strategies. The funds launched in fourth quarter 2019 were primarily funded with capital from the Insurance segment.

Corporate Division

The Corporate division consists primarily of interest expense on the debt of Assured Guaranty US Holdings Inc. (AGUS) and Assured Guaranty Municipal Holdings Inc. (AGMH), as well as other operating expenses attributed to holding company activities such as Board of Directors' expenses, and administrative services performed by operating subsidiaries for the holding companies.

Corporate Results
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenues
Net investment income	$1	$1	$4	$6
Loss on extinguishment of debt	—	(8)	(1)	(34)
Total revenues	1	(7)	3	(28)

Expenses
Interest expense	25	24	94	97
Employee compensation and benefit expenses	4	5	17	18
Other operating expenses	11	4	22	14
Total expenses	40	33	133	129
Adjusted operating income (loss) before income taxes	(39)	(40)	(130)	(157)
Provision (benefit) for income taxes	(7)	(6)	(19)	(61)
Adjusted operating income (loss)	$(32)	$(34)	$(111)	$(96)

Adjusted operating loss for the Corporate division for all periods consisted primarily of (1) interest expense, (2) operating expenses of the holding companies, and (3) loss on extinguishment of debt recorded in other income. It also includes acquisition expenses related to the BlueMountain Acquisition in fourth quarter 2019, which are recorded in other operating expenses. The loss on extinguishment of debt is related to AGUS' purchase of a portion of the principal amount of AGMH's outstanding Junior Subordinated Debentures and represents the difference between the amount paid to purchase AGMH's debt and the carrying value of the debt, which includes the unamortized fair value adjustments that were recorded upon the acquisition of AGMH in 2009.

Other Items

Other items consist of intersegment eliminations, reclassifications, and consolidation adjustments, including the effect of consolidating financial guaranty (FG) VIEs and certain Assured Investment Management investment vehicles in which Insurance segment invests.

The types of VIEs the Company consolidates when it is deemed to be the primary beneficiary include (1) entities whose debt obligations the insurance subsidiaries insure, and (2) investment vehicles such as collateralized financing entities and investment funds managed by the Asset Management subsidiaries, in which the insurance company subsidiaries have a variable interest (consolidated investment vehicles). The Company eliminates the effects of intercompany transactions between consolidated VIEs and its insurance and asset management subsidiaries, as well as intercompany transactions between consolidated VIEs.

Generally, the consolidation of the Company's investment vehicles and FG VIEs has a significant gross-up effect on the Company's assets, liabilities and cash flows. The consolidated investment vehicles have no net effect on the net income attributable to the Company. The economic interest the Company holds in consolidated funds is presented in the Insurance segment. The ownership interests of the Company's consolidated funds, to which the Company has no economic rights, are reflected as either redeemable or nonredeemable noncontrolling interests in the consolidated funds in the Company's consolidated financial statements.

Reconciliation to GAAP

Reconciliation of Net Income Attributable to AGL to
Adjusted Operating Income (Loss)
(in millions, except per share amounts)

	Quarter Ended				Year Ended
	December 31,				December 31,
	2019		2018		2019		2018
	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share
Net income (loss) attributable to AGL	$137	$1.42	$88	$0.83	$402	$4.00	$521	$4.68
Less pre-tax adjustments:
Realized gains (losses) on investments	10	0.11	(18)	(0.17)	22	0.22	(32)	(0.29)
Non-credit-impairment unrealized fair value gains (losses) on credit derivatives	19	0.19	10	0.09	(10)	(0.11)	101	0.90
Fair value gains (losses) on committed capital securities (CCS)	(18)	(0.18)	17	0.16	(22)	(0.22)	14	0.13
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	45	0.46	(12)	(0.11)	22	0.21	(32)	(0.29)
Total pre-tax adjustments	56	0.58	(3)	(0.03)	12	0.10	51	0.45
Less tax effect on pre-tax adjustments	(6)	(0.06)	(1)	(0.01)	(1)	(0.01)	(12)	(0.11)
Adjusted operating income (loss)	$87	$0.90	$92	$0.87	$391	$3.91	$482	$4.34

Net realized investment gains in fourth quarter 2019 were primarily due to sales of fixed maturity securities, compared with net realized investment losses in fourth quarter 2018, which were mainly attributable to other-than-temporary impairments (OTTI). Net realized investment gains in FY 2019 related primarily to the sale of the COFINA Exchange Senior Bonds and other fixed maturity securities, offset in part by OTTI. Net realized investment losses in FY 2018 related primarily to OTTI.

Non-credit-impairment fair value gains on credit derivatives in fourth quarter 2019 related primarily to price improvements on the underlying collateral of certain transactions. Fair value gains on credit derivatives in fourth quarter 2018 were primarily attributable to the increased cost to buy protection on the Company's name. Fair value losses on credit derivatives in FY 2019 primarily related to the decreased cost to buy protection on the Company's name. Fair value gains on credit derivatives in FY 2018 were primarily attributable to price improvements on the underlying collateral transactions and credit derivative terminations. Non-credit-impairment fair value adjustments on credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of that portfolio.

Fair value losses on CCS in fourth quarter 2019 and FY 2019 related primarily to a tightening in market spreads during the periods. Fair value gains on CCS in fourth quarter 2018 and FY 2018 related primarily to a widening in market spreads during the periods. Fair value of CCS is heavily affected by, and in part fluctuates with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Foreign exchange gains and losses during all periods presented relate primarily to remeasurement of premiums receivable, driven by changes in the exchange rate of the pound sterling relative to the U.S. dollar.

Common Share Repurchases

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2019 (January 1 - March 31)	$79.4	1.91	$41.62
2019 (April 1 - June 30)	110.6	2.52	43.89
2019 (July 1 - September 30)	150.0	3.40	44.11
2019 (October 1 - December 31)	160.0	3.33	47.97
Total 2019	500.0	11.16	44.79

2020 (January 1 - February 27)	$40.0	0.84	$47.41

From January 2013 through February 27, 2020, the Company repurchased a total of 106.6 million common shares at an average price of $30.56, representing approximately 55% of the total shares outstanding at the beginning of the repurchase program in 2013. On February 26, 2020, the Board of Directors authorized the repurchase of another $250 million of common shares. As of February 27, 2020, the Company was authorized to purchase $408 million of its common shares. These repurchases can be made from time to time in the open market or in privately negotiated transactions.

As in the past, the Company's execution of its capital management strategy is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date.

Financial Statements

Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Net earned premiums	$123	$125	$476	$548
Net investment income	82	98	378	395
Asset management fees	22	—	22	—
Net realized investment gains (losses)	10	(18)	22	(32)
Net change in fair value of credit derivatives	19	9	(6)	112
Fair value gains (losses) on FG VIEs	—	3	42	14
Foreign exchange gains (losses) on remeasurement	48	(15)	24	(37)
Commutation gains (losses)	—	—	1	(16)
Other income (loss)	(8)	11	4	17
Total revenues	296	213	963	1,001
Expenses
Loss and LAE	18	21	93	64
Interest expense	22	23	89	94
Amortization of DAC	5	4	18	16
Employee compensation and benefit expenses	60	40	178	152
Other operating expenses	54	25	125	96
Total expenses	159	113	503	422
Income (loss) before income taxes and equity in net earnings of investees	137	100	460	579
Equity in net earnings of investees	1	1	4	1
Income (loss) before income taxes	138	101	464	580
Provision (benefit) for income taxes	2	13	63	59
Net income (loss)	$136	$88	$401	$521
Less: Redeemable noncontrolling interests	(1)	—	(1)	—
Net income (loss) attributable to AGL	$137	$88	$402	$521

Results by Segment
(in millions)

	Quarter Ended December 31, 2019
	Insurance	Asset Management	Corporate	Other	Total
Revenues
Net earned premiums and credit derivative revenues	$129	$—	$—	$(2)	$127
Net investment income	85	—	1	(4)	82
Asset management fees	—	22	—	—	22
Other income (loss)	6	—	—	7	13
Total revenues	220	22	1	1	244

Expenses:
Loss expense	20	—	—	2	22
Interest expense	—	—	25	(3)	22
Amortization of DAC and intangible assets	5	3	—	—	8
Employee compensation and benefit expenses	32	24	4	—	60
Other operating expenses	23	7	11	10	51
Total expenses	80	34	40	9	163
Equity in net earnings of investees	(1)	—	—	2	1
Adjusted operating income (loss) before income taxes	139	(12)	(39)	(6)	82
Provision (benefit) for income taxes	6	(2)	(7)	(1)	(4)
Noncontrolling interests	—	—	—	(1)	(1)
Adjusted operating income (loss)	$133	$(10)	$(32)	$(4)	$87

Results by Segment (continued)
(in millions)

	Quarter Ended December 31, 2018
	Insurance	Asset Management	Corporate	Other	Total
Revenues
Net earned premiums and credit derivative revenues	$133	$—	$—	$(3)	$130
Net investment income	99	—	1	(2)	98
Fair value gains (losses) on FG VIEs	—	—	—	3	3
Other income (loss)	(1)	—	(8)	—	(9)
Total revenues	231	—	(7)	(2)	222

Expenses:
Loss expense	24	—	—	3	27
Interest expense	—	—	24	(1)	23
Amortization of DAC and intangible assets	4	—	—	—	4
Employee compensation and benefit expenses	35	—	5	—	40
Other operating expenses	21	—	4	—	25
Total expenses	84	—	33	2	119
Equity in net earnings of investees	1	—	—	—	1
Adjusted operating income (loss) before income taxes	148	—	(40)	(4)	104
Provision (benefit) for income taxes	19	—	(6)	(1)	12
Adjusted operating income (loss)	$129	$—	$(34)	$(3)	$92

Results by Segment (continued)
(in millions)

	Year Ended December 31, 2019
	Insurance	Asset Management	Corporate	Other	Total
Revenues
Net earned premiums and credit derivative revenues	$511	$—	$—	$(18)	$493
Net investment income	383	—	4	(9)	378
Asset management fees	—	22	—	—	22
Fair value gains (losses) on FG VIEs	—	—	—	42	42
Commutation gains (losses)	1	—	—	—	1
Other income (loss)	22	—	(1)	7	28
Total revenues	917	22	3	22	964

Expenses:
Loss expense	86	—	—	20	106
Interest expense	—	—	94	(5)	89
Amortization of DAC and intangible assets	18	3	—	—	21
Employee compensation and benefit expenses	137	24	17	—	178
Other operating expenses	83	7	22	10	122
Total expenses	324	34	133	25	516
Equity in net earnings of investees	2	—	—	2	4
Adjusted operating income (loss) before income taxes	595	(12)	(130)	(1)	452
Provision (benefit) for income taxes	83	(2)	(19)	—	62
Noncontrolling interests	—	—	—	(1)	(1)
Adjusted operating income (loss)	$512	$(10)	$(111)	$—	$391

Results by Segment (continued)
(in millions)

	Year Ended December 31, 2018
	Insurance	Asset Management	Corporate	Other	Total
Revenues
Net earned premiums and credit derivative revenues	$580	$—	$—	$(12)	$568
Net investment income	396	—	6	(7)	395
Fair value gains (losses) on FG VIEs	—	—	—	14	14
Commutation gains (losses)	(16)	—	—	—	(16)
Other income (loss)	32	—	(34)	—	(2)
Total revenues	992	—	(28)	(5)	959

Expenses:
Loss expense	70	—	—	3	73
Interest expense	—	—	97	(3)	94
Amortization of DAC and intangible assets	16	—	—	—	16
Employee compensation and benefit expenses	134	—	18	—	152
Other operating expenses	82	—	14	—	96
Total expenses	302	—	129	—	431
Equity in net earnings of investees	1	—	—	—	1
Adjusted operating income (loss) before income taxes	691	—	(157)	(5)	529
Provision (benefit) for income taxes	109	—	(61)	(1)	47
Adjusted operating income (loss)	$582	$—	$(96)	$(4)	$482

Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	December 31, 2019	December 31, 2018
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$8,854	$10,089
Short-term investments, at fair value	1,268	729
Other invested assets	118	55
Total investment portfolio	10,240	10,873

Cash	169	104
Premiums receivable, net of commissions payable	1,286	904
Deferred acquisition costs	111	105
Salvage and subrogation recoverable	747	490
FG VIEs’ assets, at fair value	442	569
Assets of consolidated investment vehicles	572	—
Goodwill and other intangible assets	216	24
Other assets	543	534
Total assets	$14,326	$13,603

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$3,736	$3,512
Loss and LAE reserve	1,050	1,177
Long-term debt	1,235	1,233
Credit derivative liabilities	191	209
FG VIEs’ liabilities with recourse, at fair value	367	517
FG VIEs’ liabilities without recourse, at fair value	102	102
Liabilities of consolidated investment vehicles	482	—
Other liabilities	511	298
Total liabilities	7,674	7,048

Redeemable noncontrolling interests in consolidated investment vehicles	7	—
Shareholders' equity
Common stock	1	1
Additional paid-in capital	—	86
Retained earnings	6,295	6,374
Accumulated other comprehensive income	342	93
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	6,639	6,555
Nonredeemable noncontrolling interests	6	—
Total shareholders' equity	6,645	6,555
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$14,326	$13,603

Explanation of Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain FG VIEs and investment vehicles. The Company does not own such FG VIEs and its exposure is limited to its obligation under the financial guaranty insurance contract, which is captured in the Insurance segment results. The economic effect of its consolidated investment vehicles is also captured in its Insurance segment results through the insurance subsidiaries' economic interest in such vehicles. Management and the Board of Directors use non-GAAP financial measures further adjusted to remove VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of VIE consolidation.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity, further adjusted to remove the effect of VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Management believes that many investors, analysts and financial news reporters also use adjusted book value, further adjusted to remove the effect of VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted operating income further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

The following paragraphs and tables define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Adjusted Operating Income

Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management further adjusts adjusted operating income by removing VIE consolidation to arrive at its core operating income measure. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)
Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)	Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value

Management believes that adjusted operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss, along with other adjustments described below. Management further adjusts adjusted operating shareholders’ equity by removing VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Adjusted operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)
Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)	Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the net present value of estimated net future revenue. See below.

3)
Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Reconciliation of GAAP Shareholders' Equity Attributable to AGL to
Adjusted Operating Shareholders' Equity and ABV
(in millions, except per share amounts)

	As of
	December 31, 2019		December 31, 2018
	Total	Per Share	Total	Per Share
Shareholders' equity Attributable to AGL	$6,639	71.18	$6,555	63.23
Less pre-tax adjustments:
Non-credit-impairment unrealized fair value gains (losses) on credit derivatives	(56)	(0.60)	(45)	(0.44)
Fair value gains (losses) on CCS	52	0.56	74	0.72
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	486	5.21	247	2.39
Less taxes	(89)	(0.95)	(63)	(0.61)
Adjusted operating shareholders' equity	6,246	66.96	6,342	61.17
Pre-tax adjustments:
Less: Deferred acquisition costs	111	1.19	105	1.01
Plus: Net present value of estimated net future revenue	192	2.05	204	1.96
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,296	35.34	3,005	28.98
Plus taxes	(588)	(6.30)	(524)	(5.04)
ABV	$9,035	96.86	$8,922	86.06

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax provision of $2 and $1)	$7	$0.07	$3	$0.03
Gain (loss) related to VIE consolidation included in ABV (net of tax benefit of $1 and $4)	$(4)	$(0.05)	$(15)	$(0.15)

Shares outstanding at the end of the period	93.3		103.7

Net Present Value of Estimated Net Future Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from these contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GWP to PVP
(in millions)

	Quarter Ended December 31, 2019
	Public Finance		Structured Finance
	U.S.	Non-U.S.	U.S.	Non-U.S.	Total
GWP	$79	$383	$53	$3	$518
Less: Installment GWP and other GAAP adjustments (1)	—	383	52	1	436
Upfront GWP	79	—	1	2	82
Plus: Installment premium PVP	—	187	17	—	204
PVP	$79	$187	$18	$2	$286

	Quarter Ended December 31, 2018
	Public Finance		Structured Finance
	U.S.	Non-U.S.	U.S.	Non-U.S.	Total
GWP	$93	$4	$(1)	$—	$96
Less: Installment GWP and other GAAP adjustments(1)	25	3	(1)	—	27
Upfront GWP	68	1	—	—	69
Plus: Installment premium PVP	21	2	1	3	27
PVP	$89	$3	$1	$3	$96

	Year Ended December 31, 2019
	Public Finance		Structured Finance
	U.S.	Non-U.S.	U.S.	Non-U.S.	Total
GWP	$198	$417	$57	$5	$677
Less: Installment GWP and other GAAP adjustments(1)	(3)	417	55	—	469
Upfront GWP	201	—	2	5	208
Plus: Installment premium PVP	—	211	43	1	255
PVP	$201	$211	$45	$6	$463

	Year Ended December 31, 2018
	Public Finance		Structured Finance
	U.S.	Non-U.S.	U.S.	Non-U.S.	Total
GWP	$320	$115	$167	$10	$612
Less: Installment GWP and other GAAP adjustments(1)	34	75	9	1	119
Upfront GWP	286	40	158	9	493
Plus: Installment premium PVP(2)	105	54	8	3	170
PVP	$391	$94	$166	$12	$663
________________________________

(1)
Includes present value of new business on installment policies, discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

(2)	Includes PVP of credit derivatives assumed in the SGI Transaction.

Definitions

The Company uses AUM as a metric to measure progress in its Asset Management segment. The Company uses measures of its AUM in its decision-making process and intends to use a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•	the net asset value of the opportunity and wind-down funds plus any unfunded commitments;

•
the amount of aggregate collateral balance and principal cash of Assured Investment Management's CLOs, including CLO equity that may be held by Assured Investment Management funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji). BlueMountain is not the investment manager of BM Fuji CLOs, but rather has entered into a services agreement and a secondment agreement with BM Fuji pursuant to which BlueMountain provides certain services associated with the management of BM Fuji-advised CLOs and acts in the capacity of service provider.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.  The calculation also differs from the manner in which Assured Investment Management affiliates registered with the U.S. Securities and Exchange Commission (SEC) report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party assets under management” or “3rd Party AUM” refers to the assets Assured Investment Management manages or advises on behalf of third-party investors. This includes current and former employee investments in Assured Investment Management's funds. For CLOs, this also includes CLO equity that may be held by Assured Investment Management's funds.

“Intercompany assets under management” or “Intercompany AUM” refers to the assets Assured Investment Management manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners' investments of BlueMountain (or its affiliates) into the funds.

“Funded assets under management” or “Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded assets under management” or “Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.

“Fee earning assets under management” or “Fee Earning AUM” refers to assets where Assured Investment Management collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning assets under management” or “Non-Fee Earning AUM” refers to assets where Assured Investment Management does not collect fees or has elected to waive or rebate fees to investors. Assured Investment Management reserves the right to waive some or all fees for certain investors, including investors affiliated with Assured Investment Management and/or the Company. Further, to the extent that the Company's wind-down and/or opportunity funds are invested in Assured Investment Management managed CLOs, Assured Investment Management may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by Assured Investment Management.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, February 28, 2020. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through May 28, 2020. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10139449. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's December 31, 2019 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/agldata, for more information on the Company's financial guaranty portfolio, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 4Q 2019,” which lists the U.S. public finance new issues insured by the Company in fourth quarter 2019, and

•	“Structured Finance Transactions at December 31, 2019,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “December 31, 2019 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Through its subsidiaries, Assured Guaranty provides credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets and also provides asset management services. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of ABV, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures; increased competition, including from new entrants into the financial guaranty industry; poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and VIEs as well as on the mark-to-market of assets Assured Guaranty manages; rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; the failure of Assured Guaranty to successfully integrate the business of BlueMountain and its associated entities; the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain, do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes or pandemics; other risk factors identified in AGL’s filings with the SEC; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of February 27, 2020, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com